Exhibit 99.1

U.S. Supreme Court Rules in Gevo’s Favor

Gevo’s victory in Delaware District Court Reinstated

ENGLEWOOD, Colo. – January 27, 2015 – Gevo, Inc. (NASDAQ: GEVO), announced today that the U.S. Supreme Court (Supreme Court) ruled in Gevo’s favor and overturned an earlier Federal Circuit Court of Appeals (Appeals Court) ruling on the interpretation of key patent claims. The result is that Gevo’s victory in the Delaware District Court is reinstated, and that the case has been remanded back to the Appeals Court for consideration in light of the new standard of appellate review that was decided in the Teva Pharmaceuticals USA, Inc., v. Sandoz, Inc. (Teva) case last week. In Teva, the Supreme Court ruled that the Appeals Court must apply a more stringent “clear error” standard of review, rather than a “de novo” standard of review. In Gevo’s case, the Appeals Court must now apply the “clear error” standard of review and cannot set aside the Delaware District Court’s (District Court) findings of fact in Gevo’s favor (including interpretation of patent claims) unless they were clearly erroneous.

The Supreme Court’s decision effectively reinstates Gevo’s victory at the District Court where a final judgment of non-infringement was entered in Gevo’s favor following the acknowledgment by Butamax Advanced Biofuels LLC (Butamax) that Gevo does not infringe Butamax’s Patent Nos. 7,851,188 and 7,993,889.

History

On April 11, 2013, the Delaware District Court (District Court) entered a final judgment of non-infringement in Gevo’s favor following the acknowledgment by Butamax Advanced Biofuels LLC (Butamax) that Gevo does not infringe Butamax’s asserted patents under the District Court’s construction of a key claim term in Butamax’s Patent Nos. 7,851,188 and 7,993,889.

Butamax appealed Gevo’s victory in the District Court to the Appeals Court. On February 18, 2014, the Appeals Court offered a new interpretation of a disputed claim term, vacated the District Court’s prior rulings, and ordered the District Court to reconsider issues related to infringement and invalidity.

Gevo petitioned the Supreme Court to vacate the Appeals Court’s interpretation of a disputed claim term. Today, the Supreme Court granted Gevo’s petition and vacated the decision of the Appeals Court. With this victory at the Supreme Court, there is no higher court in the United States for Butamax to appeal this decision.

About Gevo

Gevo is a leading renewable technology, chemical products, and next generation biofuels company. Gevo has developed proprietary technology that uses a combination of synthetic biology, metabolic engineering, chemistry and chemical engineering to focus primarily on the production of isobutanol, as well as related products from renewable feedstocks. Gevo’s strategy is to commercialize biobased alternatives to petroleum-based products to allow for the optimization of fermentation facilities’ assets, with the ultimate goal of maximizing cash flows from the operation of those assets. Gevo produces isobutanol, ethanol and high-value animal feed at its fermentation plant in Luverne, MN. Gevo has also developed technology to produce hydrocarbon products from renewable alcohols. Gevo currently operates a biorefinery in Silsbee, TX, in collaboration with South Hampton Resources Inc., to produce renewable jet fuel, octane, and ingredients for plastics like polyester. Gevo has a marquee list of partners including The Coca-Cola Company, Toray Industries Inc. and Total SA, among others. Gevo is committed to a sustainable bio-based economy that meets society’s needs for plentiful food and clean air and water.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2013, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Gevo.

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Media & Investor Contact:

Mike Willis

Gevo, Inc.

T: (720) 267-8636

mwillis@gevo.com